     As filed with the Securities and Exchange Commission on October 6, 2003

                                                  Registration No. 333-64442

===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact Name of Registrant as Specified in Its Charter)


       The Netherlands                                        None
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                         Identification No.)


                                Polarisavenue 31
                                2132 GE Hoofddorp
                                 The Netherlands
              (Address of Registrant's Principal Executive Offices)

                              CHICAGO BRIDGE & IRON
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              ROBERT H. WOLFE, ESQ.
                          CHICAGO BRIDGE & IRON COMPANY
                           2103 Research Forest Drive
                           The Woodlands, Texas 77380
                     (Name and Address of Agent For Service)

                                  (832)513-1231
          (Telephone Number, Including Area Code, of Agent for Service)

                                -----------------


===============================================================================

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-64442) dated June 26, 2001 (the "Original Registration Statement") is being filed by Chicago Bridge & Iron Company N.V. (the "Registrant") for the primary purpose of filing Exhibit No. 5, Opinion re Legality, and the Registrant hereby incorporates by reference in its entirety (except as set forth herein) the contents of the Original Registration Statement.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration
Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, respectively;

         (c) Current Reports on Form 8-K dated January 22, 2003, May 1, 2003, June 16, 2003 and July 30, 2003; and

         (d)  The description of the Registrant's common stock, par value Euro
              0.01 per share, contained in Amendment No. 2 dated September 24, 2002 to the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any amendments or reports filed for the purpose of updating such description.

         All documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that the securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 25 of the Registrant's Articles of Association, as amended (the "Articles of Association") provides that a current or former director or officer of the Registrant shall be indemnified by the Registrant against:

         (a) all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful or outside of his mandate; and

         (b) all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification of such expenses.

         Notwithstanding the foregoing, to the extent that a director of officer has been successful, on the merits or otherwise, in defense of any such litigation, action or claim, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Expenses may be advanced to a director or officer at his request and upon resolution of the Supervisory Board, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification is only required to be made if a majority of Supervisory Directors not a party to the action or, if all Supervisory Directors are named as partners to the action, independent legal counsel, or the general meeting of shareholders, determines that the applicable standard of conduct required for indemnification has been met.

         Article 25 of the Articles of Association further provides that the indemnification provided therein is not exclusive of any other right to which a person seeking indemnification may be entitled under the laws of The Netherlands (as from time to time amended) or under any agreement, resolution of the general meeting of shareholders or of the disinterested members of the Supervisory Board or otherwise.

         Article 25 of the Articles of Association also provides that directors of the Registrant will not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) for personal liability which is imposed by the law of The Netherlands, as from time to time amended.

                  The Registrant has entered into indemnification agreements with certain of its directors providing for indemnification similar to that provided in the Articles of Association. The Registrant has also obtained officers' and directors' liability insurance in amounts it believes are reasonable under the circumstances.


ITEM 8. EXHIBITS.

         All the exhibits filed or incorporated by reference in the Original Registration Statement are incorporated by reference into, and shall be deemed part of, this Post-Effective Amendment No. 1, except the following, which are filed herewith:

4.3 Articles of Association, as amended, of the Registrant, are incorporated by reference to Exhibit 3 of Registrant's Form 10-K/A dated May 31, 2002, amending Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

5              Legality Opinion of DeBrauw Blackstone Westbroek P.C.

23.1           Consent of Deloitte & Touche LLP, Independent Public Accountants.

23.2           Consent of DeBrauw Blackstone Westbroek P.C. (included in
               Exhibit 5)

24.1           Substitute Power of Attorney

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on October 3, 2003.

                                         CHICAGO BRIDGE & IRON COMPANY N.V.
                                         By: Chicago Bridge & Iron Company B.V.
                                         Managing Director



                                         By:  /s/ Richard E. Goodrich
                                              ---------------------------------
                                              Managing Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                     Title                                       Date
---------                                     -----                                       ----

/s/  Gerald M. Glenn*                         Managing Director of                   October 3, 2003
---------------------------------------       Registrant
Chicago Bridge & Iron Company B.V.


 /s/ Richard E. Goodrich                      Vice President and Chief               October 3, 2003
---------------------------------------       Financial Officer of CBIC
Richard E. Goodrich                          (Principal Financial Officer)


/s/ Tom C. Rhodes                             Controller of CBIC                     October 3, 2003
---------------------------------------       (Principal Accounting Officer)
Tom C. Rhodes


/s/  Gerald M. Glenn*                         Supervisory Director,                  October 3, 2003
---------------------------------------       and President, Chief Executive
Gerald M. Glenn                               Officer of CBIC (Principal
                                              Executive Officer)


/s/  Gary L. Neale*                           Supervisory Director                   October 3, 2003
---------------------------------------
Gary L. Neale



/s/  Vincent L. Kontny*                       Supervisory Director                   October 3, 2003
---------------------------------------
Vincent L. Kontny


/s/  J. Charles Jennett*                      Supervisory Director                   October 3, 2003
---------------------------------------
J. Charles Jennett


/s/  Marsha C. Williams*                      Supervisory Director                   October 3, 2003
---------------------------------------
Marsha C. Williams


/s/  Jerry H. Ballengee*                      Supervisory Director                   October 3, 2003
---------------------------------------
Jerry H. Ballengee


/s/  L. Donald Simpson*                       Supervisory Director                   October 3, 2003
---------------------------------------
L. Donald Simpson



Registrant's Agent for
Service in the United States


/s/  Robert H. Wolfe, Esq.*
------------------------------------
Robert H. Wolfe, Esq.


*By: /s/ Richard E. Goodrich
     --------------------------------
Richard E. Goodrich, Attorney-in-Fact


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EXHIBIT INDEX


Exhibit                                                                                 Sequential Page
Number         Description                                                              Number
-------        -----------                                                              ------

4.3            Articles of Association, as amended, of the Registrant, are              Incorporated by
               incorporated by reference to Exhibit 3 of Registrant's Form              reference
               10-K/A dated May 31, 2002, amending Registrant's Annual Report on
               Form 10-K for the fiscal year ended December 31, 2001.

5              Legality Opinion of DeBrauw Blackstone Westbroek P.C.

23.1           Consent of Deloitte & Touche LLP, Independent Public Accountants.

23.2           Consent of DeBrauw Blackstone Westbroek P.C. (included in
               Exhibit 5)

24.1           Substitute Power of Attorney